SLM Student Loan Trust 2003-1 Quarterly Servicing Report
Report Date: 11/30/2005 Reporting Period: 9/1/05-11/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				08/31/2005	Activity	11/30/2005
A	i	Portfolio Balance			$1,681,109,773.49	$(62,256,905.37)	$1,618,852,868.12
	ii	Interest to be Capitalized			9,668,463.86		10,241,786.25

	iii	Total Pool			$1,690,778,237.35		$1,629,094,654.37

	iv	Specified Reserve Account Balance			4,226,945.59		4,072,736.64

	v	Total Adjusted Pool			$1,695,005,182.94		$1,633,167,391.01

B	i	Weighted Average Coupon (WAC)			7.365%		7.358%
	ii	Weighted Average Remaining Term			255.73		254.42
	iii	Number of Loans			82,997		80,265
	iv	Number of Borrowers			50,196		48,523
	v	Aggregate Outstanding Principal Balance — T-Bill			$297,746,133.53		$280,342,955.91
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,393,032,103.82		$1,348,751,698.46

						% of		% of
	Notes and Certificates			Spread	Balance 09/15/05	O/S Securities*	Balance 12/15/05	O/S Securities*
C	i	A-1 Notes	78442GFE1	0.020%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GFF8	0.040%	62,075,182.94	3.662%	237,391.01	0.015%
	iii	A-3 Notes	78442GFG6	0.110%	211,000,000.00	12.448%	211,000,000.00	12.920%
	iv	A-4 Notes	78442GFH4	0.190%	197,000,000.00	11.622%	197,000,000.00	12.062%
	v	A-5A Notes	78442GFK7	0.110%	332,650,000.00	19.625%	332,650,000.00	20.368%
	vi	A-5B Notes	78442GFL5	0.160%	430,000,000.00	25.369%	430,000,000.00	26.329%
	vii	A-5C Notes	78442GFM3	0.250%	400,000,000.00	23.599%	400,000,000.00	24.492%
	viii	B Notes	78442GFJ0	0.600%	62,280,000.00	3.674%	62,280,000.00	3.813%

	ix	Total Notes			$1,695,005,182.94	100.000%	$1,633,167,391.01	100.000%

	Reserve Account				09/15/2005		12/15/2005
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%

	ii	Reserve Acct Initial Deposit ($)			$0.00		$0.00
	iii	Specified Reserve Acct Balance ($)			$4,226,945.59		$4,072,736.64
	iv	Reserve Account Floor Balance ($)			$3,083,057.00		$3,083,057.00
	v	Current Reserve Acct Balance ($)			$4,226,945.59		$4,072,736.64

	Other Accounts				09/15/2005		12/15/2005
E
	i	Remarketing Fee Account			$2,905,000.00		$2,905,000.00
	ii	Capitalized Interest Account			$0.00		$0.00
	iii	Principal Accumulation Account (A-5A)			$0.00		$0.00
	iv	Supplemental Interest Account (A-5A)			$0.00		$0.00

	General Trust Information
F	i	Indenture Trustee	Bank of New York			iii Servicer		Sallie Mae, Inc.
	ii	Administrator	Sallie Mae, Inc.			iv Swap Counterparty		Morgan Stanley

		Initial Pool Balance	$2,055,371,512.04

* Due to rounding, percentages mat not equal 100%.

II. 2003-1 Transactions from: 08/31/2005 through: 11/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$68,595,617.29
	ii	Principal Collections from Guarantor	5,308,465.04
	iii	Principal Reimbursements	16,079.11
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$73,920,161.44

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,454.42
	ii	Capitalized Interest	(11,664,710.49)

	iii	Total Non-Cash Principal Activity	$(11,663,256.07)

C	Total Student Loan Principal Activity		$62,256,905.37

D	Student Loan Interest Activity
	i	Regular Interest Collections	$16,931,242.59
	ii	Interest Claims Received from Guarantors	312,031.90
	iii	Collection Fees/Returned Items	2,680.27
	iv	Late Fee Reimbursements	244,978.77
	v	Interest Reimbursements	9,910.08
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	234,320.72
	viii	Subsidy Payments	1,533,691.68

	ix	Total Interest Collections	$19,268,856.01

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,099.98)
	ii	Capitalized Interest	11,664,710.49

	iii	Total Non-Cash Interest Adjustments	$11,663,610.51

F	Total Student Loan Interest Activity		$30,932,466.52

G	Non-Reimbursable Losses During Collection Period		$0.00

H	Cumulative Non-Reimbursable Losses to Date		$370,778.39

III. 2003-1 Collection Account Activity 08/31/2005 through 11/30/2005

A	Principal Collections
	i	Principal Payments Received	$27,120,670.23
	ii	Consolidation Principal Payments	46,783,412.10
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	1,264.19
	vi	Re-purchased Principal	14,814.92

	vii	Total Principal Collections	$73,920,161.44

B	Interest Collections
	i	Interest Payments Received	$18,409,339.21
	ii	Consolidation Interest Payments	601,947.68
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	6,602.70
	vi	Re-purchased Interest	3,307.38
	vii	Collection Fees/Return Items	2,680.27
	viii	Late Fees	244,978.77

	xi	Total Interest Collections	$19,268,856.01

C	Other Reimbursements		$176,460.16

D	Reserves In Excess of the Requirement		$154,208.95

E	Reset Period Target Amount Excess		$0.00

F	Interest Rate Cap Proceeds		$0.00

G	Swap Receipt, Morgan Stanley		$—

H	Administrator Account Investment Income		$0.00

I	Trust Account Investment Income		$553,344.50

J	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$94,073,031.06

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,397,353.86)
		Consolidation Loan Rebate Fees	$(4,277,444.07)

K	NET AVAILABLE FUNDS		$88,398,233.13

L	Servicing Fees Due for Current Period		$683,064.79

M	Carryover Servicing Fees Due		$0.00

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$708,064.79

IV. 2003-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005	08/31/2005	11/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	7.322%	7.311%	55,795	50,220	67.225%	62.568%	$1,037,404,700.18	$927,755,003.50	61.710%	57.309%
31-60 Days Delinquent	7.571%	7.537%	2,477	2,698	2.984%	3.361%	54,452,883.31	58,642,097.43	3.239%	3.622%
61-90 Days Delinquent	7.653%	7.552%	1,387	1,347	1.671%	1.678%	30,494,654.52	29,339,030.18	1.814%	1.812%
91-120 Days Delinquent	7.665%	7.673%	843	713	1.016%	0.888%	18,445,421.03	16,013,855.81	1.097%	0.989%
> 120 Days Delinquent	7.690%	7.777%	1,463	1,462	1.763%	1.821%	30,858,596.49	32,982,520.02	1.836%	2.037%

Deferment
Current	7.379%	7.387%	7,862	7,445	9.473%	9.276%	165,612,272.49	156,108,836.91	9.851%	9.643%

Forbearance
Current	7.383%	7.365%	13,013	16,155	15.679%	20.127%	340,843,732.83	393,666,037.34	20.275%	24.318%

TOTAL REPAYMENT	7.365%	7.357%	82,840	80,040	99.811%	99.720%	$1,678,112,260.85	$1,614,507,381.19	99.822%	99.732%
Claims in Process (1)	7.617%	7.737%	156	225	0.188%	0.280%	$2,982,697.72	$4,345,486.93	0.177%	0.268%
Aged Claims Rejected (2)	9.000%	0.000%	1	0	0.001%	0.000%	$14,814.92	$0.00	0.001%	0.000%
GRAND TOTAL	7.365%	7.358%	82,997	80,265	100.000%	100.000%	$1,681,109,773.49	$1,618,852,868.12	100.000%	100.000%

V. 2003-1 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$28,698,861.53
B	Interest Subsidy Payments Accrued During Collection Period		1,403,990.39
C	SAP Payments Accrued During Collection Period		599,829.80
D	Investment Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT)		553,344.50
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(4,277,444.07)

G	Net Expected Interest Collections		$26,978,582.15

H	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional Amount	CAP TERMINATED

	ii	Libor (3M)	3.87000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments				Morgan Stanley
				A-5B Swap Calc	A-5C Swap Calc
i	Notional Swap Amount			—	—

SLM Student Loan Trust Pays:
iia	3 Month Libor			0.00000%	0.00000%
iib	Spread			0.000%	0.000%

iic	Pay Rate			0.00000%	0.00000%
iii	Gross Swap Payment Due Counterparty			$0.00	$0.00
iv	Days in Period	09/15/2005	12/15/2005	91	91

Counterparty Pays:
v	Fixed Rate Equal To Respective Reset Note Rate			0.00000%	0.00000%
vi	Gross Swap Receipt Due Trust			$0.00	$0.00
vii	Days in Period	09/15/2005	12/15/2005	90	90

VI. 2003-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	09/15/05 - 12/15/05	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.009883611	09/15/05 - 12/15/05	3.91000%	LIBOR

C	Class A-3 Interest Rate	0.010060556	09/15/05 - 12/15/05	3.98000%	LIBOR

D	Class A-4 Interest Rate	0.010262778	09/15/05 - 12/15/05	4.06000%	LIBOR

E	Class A-5A Interest Rate	0.010060556	09/15/05 - 12/15/05	3.98000%	LIBOR

F	Class A-5B Interest Rate	0.010186944	09/15/05 - 12/15/05	4.03000%	LIBOR

G	Class A-5C Interest Rate	0.010414444	09/15/05 - 12/15/05	4.12000%	LIBOR

H	Class B Interest Rate	0.011299167	09/15/05 - 12/15/05	4.47000%	LIBOR

VII. 2003-1 Inputs From Prior Quarter 08/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,681,109,773.49
	ii	Interest To Be Capitalized	9,668,463.86

	iii	Total Pool	$1,690,778,237.35
	iv	Specified Reserve Account Balance	4,226,945.59

	v	Total Adjusted Pool	$1,695,005,182.94

B	Total Note and Certificate Factor		0.816504016
C	Total Note Balance		$1,695,005,182.94

D	Note Balance 09/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B

	i	Current Factor	0.000000000	0.268723736	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$62,075,182.94	$211,000,000.00	$197,000,000.00	$332,650,000.00	$430,000,000.00	$400,000,000.00	$62,280,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,226,945.59
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-1 Trigger Events

A		Has Stepdown Date Occurred?	N
		The Stepdown Date is the earlier of (1) 12/15/2007 or (2) the first date on which no class A notes remain outstanding.

B		Note Balance Trigger	N

C		Cumulative Default Triggers
		Cumulative Prin Balance of Loans upon which guarantor claims have been filed	$75,614,886.35

		Initial Pool Balance	$2,055,371,512.04
		Cumulative Default Percentage	3.679%

	i	Dec 2007 - Sept 2008 (cumumlative default > 35%)	N
	ii	Dec 2008 - Sept 2009 (cumumlative default > 40%)	N
	iii	Dec 2009 - Sept 2010 (cumumlative default > 45%)	N
	iv	Dec 2010 and thereafter (cumumlative default > 50%)	N

		Class A Percentage	100.00%
		Class B Percentage	0.00%

IX. 2003-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-K)		$88,398,233.13	$88,398,233.13

B	Primary Servicing Fees-Current Month		$683,064.79	$87,715,168.34

C	Administration Fee		$25,000.00	$87,690,168.34

D	Aggregate Quarterly Funding Amount		$0.00	$87,690,168.34

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$87,690,168.34
	ii	Class A-2	$613,526.97	$87,076,641.37
	iii	Class A-3	$2,122,777.22	$84,953,864.15
	iv	Class A-4	$2,021,767.22	$82,932,096.93
	v	Class A-5A	$3,346,643.81	$79,585,453.12
	vi	Class A-5B	$4,380,386.11	$75,205,067.01
	vii	Class A-5C	$4,165,777.78	$71,039,289.23
	viii	Gross Swap Payment, Morgan Stanley	$0.00	$71,039,289.23

		Total	$16,650,879.11

F	Class B Noteholders’ Interest Distribution Amount		$703,712.10	$70,335,577.13

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$0.00	$70,335,577.13
	ii	Class A-2	$61,837,791.93	$8,497,785.20
	iii	Class A-3	$0.00	$8,497,785.20
	iv	Class A-4	$0.00	$8,497,785.20
	v	Class A-5A	$0.00	$8,497,785.20
	vi	Class A-5B	$0.00	$8,497,785.20
	vii	Class A-5C	$0.00	$8,497,785.20

		Total	$61,837,791.93

H	Increase to Supplemental Interest Account		$0.00	$8,497,785.20

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$8,497,785.20

J	Increase to the Specified Reserve Account		$0.00	$8,497,785.20

K	Carryover Servicing Fees		$0.00	$8,497,785.20

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$8,497,785.20

M	Excess to Excess Distribution Certificate Holder		$8,497,785.20	$0.00

*	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2003-1 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$4,226,945.59
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$4,226,945.59
	iv	Required Reserve Account Balance	$4,072,736.64
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$154,208.95

	vii	End of Period Account Balance	$4,072,736.64

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$0.00
	ii	Capitalized Interest Release to the Collection Account	0.00
	iii	End of Period Account Balance	$0.00

C	Remarketing Fee Account		A-5A	A-5B	A-5C	Total

	i	Next Reset Date	n/a	09/17/2007	09/15/2009
	ii	Reset Period Target Amount	$0.00	$1,505,000.00	$1,400,000.00	$2,905,000.00
	iii	Beginning of Period Account Balance (net of investment earnings)	$0.00	$1,505,000.00	$1,400,000.00	$2,905,000.00
	iv	Quarterly Funding Amount	$0.00	$0.00	$0.00	$0.00
	v	Reset Period Target Amount Excess	$0.00	$0.00	$0.00	$0.00

	vi	End of Period Account Balance (net of investment earnings)	$0.00	$1,505,000.00	$1,400,000.00	$2,905,000.00

D	Accumulation Accounts		A-5A

	i	Accumulation Account Beginning Balance	$0.00
	ii	Principal deposits for payment on the next Reset Date	0.00
	iii	Principal Payments to the Noteholders on Reset Date	0.00

	iv	Ending Accumulation Account Balance	$0.00

E	Supplemental Interest Account		A-5A

		Determined	n/a
	i	Three Month Libor	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Number of Days Through Next Reset Date	n/a

	v	Supplemental Interest Account Beginning Balance	$0.00
	vi	Funds Released into Collection Account	$0.00
	vii	Supplemental Interest Account Deposit Amount	$0.00

XI. 2003-1 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class A-5C	Class B
	i	Quarterly Interest Due			$0.00	$613,526.97	$2,122,777.22	$2,021,767.22	$3,346,643.81	$4,380,386.11	$4,165,777.78	$703,712.10
	ii	Quarterly Interest Paid			0.00	613,526.97	2,122,777.22	2,021,767.22	3,346,643.81	4,380,386.11	4,165,777.78	703,712.10

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$61,837,791.93	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	61,837,791.93	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$62,451,318.90	$2,122,777.22	$2,021,767.22	$3,346,643.81	$4,380,386.11	$4,165,777.78	$703,712.10

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 09/15/2005			$1,695,005,182.94
	ii	Adjusted Pool Balance 11/30/2005			1,633,167,391.01

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$61,837,791.93

	iv	Adjusted Pool Balance 08/31/2005			$1,695,005,182.94
	v	Adjusted Pool Balance 11/30/2005			1,633,167,391.01

	vi	Current Principal Due (iv-v)			$61,837,791.93
	vii	Principal Shortfall from Prior Collection Period			0.00

	viii	Principal Distribution Amount (vi + vii)			$61,837,791.93

	ix	Principal Distribution Amount Paid			$61,837,791.93

	x	Principal Shortfall (viii — ix)			$0.00

C		Total Principal Distribution			$61,837,791.93
D		Total Interest Distribution			17,354,591.21

E		Total Cash Distributions			$79,192,383.14

F	Note Balances			09/15/2005	Paydown Factor	12/15/2005
	i	A-1 Note Balance	78442GFE1	$0.00		$0.00
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GFF8	$62,075,182.94		$237,391.01
		A-2 Note Pool Factor		0.268723736	0.267696069	0.001027667

	iii	A-3 Note Balance	78442GFG6	$211,000,000.00		$211,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GFH4	$197,000,000.00		$197,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GFK7	$332,650,000.00		$332,650,000.00
		A-5A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-5B Note Balance	78442GFL5	$430,000,000.00		$430,000,000.00
		A-5B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-5C Note Balance	78442GFM3	$400,000,000.00		$400,000,000.00
		A-5C Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	B Note Balance	78442GFJ0	$62,280,000.00		$62,280,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-1 Historical Pool Information

							2004
			9/1/05 - 11/30/05	6/1/05 - 8/31/05	3/1/05 - 5/31/05	12/01/04 - 02/28/05	12/01/03 - 11/30/04

Beginning Student Loan Portfolio Balance			$1,681,109,773.49	$1,733,248,974.19	$1,773,287,319.46	$1,803,254,707.95	$1,923,032,334.43

	Student Loan Principal Activity
	i	Regular Principal Collections	$68,595,617.29	$56,926,399.15	$46,551,909.59	$36,856,836.05	$148,861,048.90
	ii	Principal Collections from Guarantor	5,308,465.04	7,228,012.96	5,935,328.05	5,825,792.25	$21,080,260.33
	iii	Principal Reimbursements	16,079.11	(908.63)	16,843.89	(13.68)	$1,378,908.67
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$73,920,161.44	$64,153,503.48	$52,504,081.53	$42,682,614.62	$171,320,217.90
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,454.42	$1,062.19	$(602.12)	$27,950.59	$225,317.10
	ii	Capitalized Interest	(11,664,710.49)	(12,015,364.97)	(12,465,134.14)	(12,743,176.72)	(51,767,908.52)

	iii	Total Non-Cash Principal Activity	$(11,663,256.07)	$(12,014,302.78)	$(12,465,736.26)	$(12,715,226.13)	$(51,542,591.42)

(-)	Total Student Loan Principal Activity		$62,256,905.37	$52,139,200.70	$40,038,345.27	$29,967,388.49	$119,777,626.48

	Student Loan Interest Activity
	i	Regular Interest Collections	$16,931,242.59	$17,875,782.91	$17,942,475.94	$18,188,898.08	$77,346,602.29
	ii	Interest Claims Received from Guarantors	312,031.90	431,512.26	385,799.65	431,908.32	$1,231,288.88
	iii	Collection Fees/Returned Items	2,680.27	2,687.31	3,711.63	2,634.47	$7,871.38
	iv	Late Fee Reimbursements	244,978.77	237,926.39	254,243.35	245,309.31	$974,005.77
	v	Interest Reimbursements	9,910.08	3,173.52	8,541.22	1,066.39	$30,567.11
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	$—
	vii	Special Allowance Payments	234,320.72	41,102.62	2,871.05	1,153.79	$1,451.16
	viii	Subsidy Payments	1,533,691.68	1,631,070.56	1,676,901.57	1,706,219.78	7,258,312.23

	ix	Total Interest Collections	$19,268,856.01	$20,223,255.57	$20,274,544.41	$20,577,190.14	$86,850,098.82

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,099.98)	$15.89	$1,531.03	$(27.08)	$10,178.45
	ii	Capitalized Interest	11,664,710.49	12,015,364.97	12,465,134.14	12,743,176.72

	iii	Total Non-Cash Interest Adjustments	$11,663,610.51	$12,015,380.86	$12,466,665.17	$12,743,149.64	$10,178.45

	Total Student Loan Interest Activity		$30,932,466.52	$32,238,636.43	$32,741,209.58	$33,320,339.78	$86,860,277.27

(=)	Ending Student Loan Portfolio Balance		$1,618,852,868.12	$1,681,109,773.49	$1,733,248,974.19	$1,773,287,319.46	$1,803,254,707.95
(+)	Interest to be Capitalized		$10,241,786.25	$9,668,463.86	$10,462,344.41	$10,374,847.20	$10,708,337.32

(=)	TOTAL POOL		$1,629,094,654.37	$1,690,778,237.35	$1,743,711,318.60	$1,783,662,166.66	$1,813,963,045.27

(+)	Reserve Account Balance		$4,072,736.64	$4,226,945.59	$4,359,278.30	$4,459,155.42	$4,534,907.61

(=)	Total Adjusted Pool		$1,633,167,391.01	$1,695,005,182.94	$1,748,070,596.90	$1,788,121,322.08	$1,818,497,952.88

XIII. 2003-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR*

Mar-03	$2,022,918,031	5.17%

Jun-03	$1,994,712,379	5.18%

Sep-03	$1,960,041,723	5.37%

Dec-03	$1,933,983,697	5.02%

Mar-04	$1,907,032,647	4.82%

Jun-04	$1,878,690,146	4.74%

Sep-04	$1,841,892,136	4.91%

Dec-04	$1,813,963,045	4.81%

Mar-05	$1,783,662,167	4.78%

Jun-05	$1,743,711,319	4.97%

Sep-05	$1,690,778,237	5.38%

Dec-05	$1,629,094,654	5.91%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.